                                                                   EXHIBIT 10.27

                         INDIVIDUAL EMPLOYMENT CONTRACT

                   Made and Executed on the 15th of July, 1998

Between:    Moked Ituran Partnership (1995)

            3 Hashikma Street

            Azor

            (hereinafter: "the Partnership")

and         Mr. Shlomo Kaminsky

            46 Barkan Street

            Shomron

            (hereinafter: "the Employee")

Whereas     The Employee began to work for the Partnership on July 19, 1998;

And whereas The parties have come to an agreement regarding the
            Employee's terms of employment as an employee of the
            Partnership.

          THE PARTIES HAVE THEREFORE STIPULATED AND AGREED AS FOLLOWS:
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Beginning on July 19, 1998, the Employee will be employed pursuant to the terms set out in this agreement.

1.       SALARY

         A.       The Employee's salary for a full time position will be NIS
                  24,000 gross per month, as of the salary for the month of
                  July, paid on August 1, 1998 (hereinafter: "the Salary").

         B.       The said Salary will be updated on the date of the payment with a Cost of Living supplement at a rate of 80% of the
                  increase in the Consumer Price Index. The base index will

         the index for the month of June, as published on July 15, 1998.

         The new index shall be the CPI as it is known at the time that the salary is updated.

         The above-mentioned update includes the entire COL supplement as may be paid from time to time to all salaried workers in the economy, as well as all of the national and/or company-based salary supplements, and the
         Employee hereby waives any such supplement.

2.       COMPANY CAR

         2.1 The Company shall provide you with a car and will cover the expenses for its maintenance and operation subject to any
             relevant law. The type of the car and the size of its engine shall be determined by the company. You will pay the tax
             required for the income credited to you due to your full-time use of the company car and this tax will be deducted from your salary.

         2.2 You are asked to maintain the good condition of the car and to use it for a reasonable amount of driving, subject to the
             company's car guidelines and to the company's instructions, as such may be from time to time.

         2.3 You must return the car at any time the Company asks and in any event upon the conclusion of the employee-employer
             relationship.

3.       In addition to the said Salary, the Employee will be entitled to the following terms:

         A.  An annual vacation of 5 workdays per year, with this right being cumulative up to a maximum of 3 years' accumulation.

         B.  22 paid sick days per year, upon presentation of documentation of illness, with this right being cumulative over the entire period of the Employee's employment at the company. This right may not be redeemed and is intended to be used in actuality only in the event of illness.

         C.  Thirteen days of paid recuperation per year, to be paid one time per year, without any right to accumulation, at the rates
             established by the company's management from time to time.

         D.  Paid leave on Jewish holidays and Independence Day which do not fall on the Sabbath (up to a total of 9 days per year).

         E.  Managers' insurance, based on his Salary as described in Section 1A above, at the rate of:

             -  8 1/3% (eight and one-third percent) pursuant to the
                Partnership's standard managers' insurance terms. The provision will be at the expense of the Partnership's obligation to pay severance pay pursuant to Section 14 of the Severance Pay Law, on demand.

             -  5% of the Salary will be transferred for benefits. An additional
                5% of the Employee's said salary will, at the same time, be deducted for benefits.

             -  2.5% disability insurance in the context of the managers'
                insurance policy.

         F.  The Partnership's contribution into the ________ Continuing
             Education Fund, where the employer's provision will be 7.5% of the
             Salary, and the Employee's provision will be 2.5% of the Salary.

         G.  Salary supplement benefits during active reserve duty.

4.

         A.  The Employee agrees that the Partnership will refer him for work at the Ituran Location and Control Company Ltd. (hereinafter: "the
             Company"), in the context of his employment at the Partnership.

         B.  The Employee hereby undertakes to be loyal to the Partnership; to comply with the Partnership's procedures and the instructions given by his superiors; to keep confidential any professional, commercial or business information he has received regarding the Partnership's affairs; and not to exploit or use any such information or transfer it to any person.

         C.  The Employee undertakes not to work for any competing entity or association, for a period of 18 months following the termination of the employment relationship between himself and the Partnership, and to continue to safeguard the confidentiality any professional, commercial or business information regarding the Partnership's affairs that he has received.

         H.  The Employee agrees that any invention and/or patent that he invents during the course of and/or as a result of his

             employment will be considered to be a service invention owned by the employer, for which the Employee is entitled to compensation as the Partnership may determine from time to time.

5.       The Employee hereby agrees that during the time of his employment at the Partnership, he will not be permitted to engage in any other work.

6.       The Employee agrees that the Partnership will be entitled to deduct from his Salary any tax and/or payment which is imposed on employees pursuant to any law, and that Health Tax or any other tax which may replace the Health Tax, which is paid to the National Insurance
         Institute will also be deducted, even if it is paid to a different entity.

7.

         A.  The Employee hereby confirms that the terms of his employment pursuant to this agreement are personal and confidential, and he undertakes to maintain their confidentiality.

         B.  The Employee hereby declares that he is free to enter into this agreement and that he has no obligations, to any person or entity whatsoever, that impact negatively upon his undertakings pursuant to this agreement, whether as an employee or as an independent contractor. The parties agree that the Employee undertakings pursuant to this agreement will apply so long as the Employee is employed by the Partnership pursuant to this agreement.

8.       The Company may terminate your employment immediately, without prior notice and without your having any right to severance pay, in the event of a breach of trust, disclosure of professional/business secrets, or the commission of a criminal offense connected to your employment which involves your dishonor or personal moral blame.

         A.  The Employee may terminate this agreement, and discontinue the employee-employer relationship with the Partnership, provided that he has given the Company written notice of such three months in advance.

         B.  Once the employment relationship has been terminated as described in Section 7A above, the Company shall pay the Employee severance pay as a result of the dismissal, pursuant to any relevant law, and in accordance with the Salary described in Section 1A, less the full redemption values of the managers' insurance policies that have accumulated in the Employee's

             name, which policies shall be released to the Employee by the
             Company upon the conclusion of the employee-employer relationship.
             This will be subject to the provisions of Section 8 below and [the
             Company] will conduct a final accounting for the Employee.

9.       In the event that the agreement is terminated and the employee-employer relationship is terminated, for any reason whatsoever, the Employee must transfer his position to his replacement or to his supervisor in an appropriate manner, and return to the Company, upon the termination of his employment, any material, equipment, tools or documents given to him or which he has received in connection with his work.

        AND IN WITNESS THEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURES
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_____________                                            (Signature)
                                                         -----------

The Partnership                                          Employee